Exhibit 107

Calculation of Filing Fee Tables

FORM F-1

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(Form Type)

GENIUS GROUP LTD.

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(3)(4)(5)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Series 1 Units, each unit consisting of one ordinary share, and one Series 2024-A Warrant and one Series 2024-C warrant, each to purchase one ordinary share	Rule 457(o)			$11,000,000		$147.60 per $1,000,000	$1,623.60
Fees to Be Paid	Equity	Ordinary shares included in the units	Rule 457(g)			-	(5)
Fees to be Paid	Equity	Series 2024-A Warrants included in the units(4)	Rule 457(g)			-	(5)
Fees to be Paid	Equity	Ordinary shares underlying the Series 2024-A Warrants included in the units (at an exercise price of 100% of the price of the units)	Rule 457(o)			$11,000,000		$147.60 per $1,000,000	$1,623.600
Fees to be Paid	Equity	Series 2024-C Warrants included in the units(4)	Rule 457(g)			-	(5)
Fees to be Paid	Equity	Ordinary shares underlying the Series 2024-A Warrants included in the units (at an exercise price of 100% of the price of the units)	Rule 457(o)			$11,000,000		$147.60 per $1,000,000	$1,623.60
Fees to be Paid	Equity	Series 2 Units, each consisting of One Pre-Funded Series 2024-B Warrant to Purchase One Ordinary Share and One Series 2024-A Warrant to Purchase One Ordinary Share and One Series 2024-C Warrant to Purchase One Ordinary Share	Rule 457(o)			$11,000,000		$147.60 per $1,000,000	$1,623.600
Fees to be Paid	Equity	Pre-Funded Series 2024-B Warrant to Purchase One Ordinary Share and One Series 2024-A Warrant to Purchase One Ordinary Share	Rule 457(g)
Fees to be Paid	Equity	Ordinary Shares in Pre-Funded Series 2024-B Warrants	457(o)			$11,000,000		$147.60 per $1,000,000	$1,623.60
Fees to be Paid	Equity	Series 2024-A Warrants	457(g)
Fees to be Paid	Equity	Ordinary Shares Underlying Series 2024-A Warrants and Series 2024-C Warrants	457(o)			$22,000,000		$147.60 per $1,000,000	$3,247.20
Fees to Be Paid	Equity	Warrants to be issued to the Placement Agent	Rule 457(g)
Fees to Be Paid	Equity	Ordinary Shares underlying Warrants to be issued to the Placement Agent(6)	Rule 457(o)			$750,000		$147.60 per $1,000,000	$110.70
Fees Previously Paid	-	-	-	-	-	-		-	-

Total Offering Amounts						$77,750,000			$11,475.90
Total Fees Previously Paid									$5,578.88
Total Fee Offsets									$0.00
Net Fee Due									$5,897.02

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).
(2)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act.
(3)	Intentionally omitted
(4)	Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(5)	No registration fee required pursuant to Rule 457(g).
(6)	We have agreed to issue to H.C. Wainwright & Co., as placement agent (the “Placement Agent”), warrants (the “Compensation Warrants”) that are immediately exercisable at an assumed exercise price of US$0.877, representing up to 5.0% of the Common Shares (as defined herein) included in the units issued in the offering. The Compensation Warrants are subject to a 180 day lockup from the date of the closing of the financing contemplated hereby. Resales of the Compensation Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as amended, are registered hereby. Resales of Common Shares issuable upon exercise of the Compensation Warrants (the “Compensation Warrant Shares”) are also being similarly registered on a delayed or continuous basis hereby. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Compensation Warrants is $625,000, which is equal to 125% of $500,000 (5.0% of $10,000,000). See “Plan of Distribution”.